UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Luby’s Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE
For additional information contact:
Dennard Lascar Investor Relations
713-529-6600
Rick Black / Ken Dennard

Luby’s Announces Extension of Rights Agreement
Shareholder Affirmation of Rights Agreement to be Sought

HOUSTON, TX - January 29, 2020 - Luby’s, Inc. (NYSE: LUB) ("Luby’s" or the "Company") today announced that its Board of Directors has unanimously determined to amend its existing shareholder Rights Agreement (the "Rights Agreement"), adopted on February 15, 2018, in order to extend its expiration date from February 15, 2020 to February 15, 2021. The Board anticipates adopting the amendment on or about February 14, 2020 and intends to seek stockholder approval of the amendment as soon as practicable thereafter.

The Board had previously determined not to seek shareholder approval of the existing Rights Agreement at the Company’s 2020 Annual Meeting of Shareholders, to be held on February 5, 2020, because it had anticipated entering into a stockholders’ agreement with its largest shareholders, Christopher J. Pappas, Harris J. Pappas and Pappas Restaurants, Inc. As the parties have not yet reached an agreement, the Board determined that it would be in the best interests of the Company and its shareholders to extend the term of the Rights Agreement, but also to seek shareholder approval of same.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operated 118 restaurants nationally as of January 21, 2020: 78 Luby’s Cafeterias, 39 Fuddruckers, and one Cheeseburger in Paradise restaurant. Luby's is the franchisor for 95 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, and Panama. Luby's Culinary Contract Services provides food service management to 33 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

Forward Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in such forward-looking statements. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include general business and market conditions and other factors included in Luby’s reports filed with the SEC, particularly in the "Risk Factors" sections of Luby’s latest Annual Report on Form 10-K for year ended August 28, 2019, filed with the SEC on November 26, 2019, as such Risk Factors may be updated from time to time in subsequent reports. Luby’s does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

###